NewAmsterdam Pharma Provides Corporate Update and Reports Second Quarter Financial Results

– European marketing authorization application on track in 2H25 –

– PREVAIL Phase 3 CVOT remains on track –

– Late Breaking BROADWAY and TANDEM data presented at EAS 2025 and simultaneously published in The New England Journal of Medicine (BROADWAY) and The Lancet (TANDEM) –

– BROADWAY Alzheimer’s disease analysis presented at AAIC 2025 showed obicetrapib significantly reduced plasma p-tau217 levels versus placebo in both the full analysis set and in ApoE4 carriers, over 12 months, with favorable trends observed in additional Alzheimer’s biomarkers –

– $783.3 million in cash, cash equivalents and marketable securities at June 30, 2025 –

Naarden, the Netherlands and Miami, USA; August 6, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the quarter ended June 30, 2025 and provided a corporate update.

“Fueled by strong momentum in the first half of 2025, obicetrapib is rapidly advancing towards patients worldwide, potentially addressing the urgent need for additional cardiovascular disease treatment options,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “We continue to see compelling data from our Phase 3 studies, not only reinforcing obicetrapib’s observed lipoprotein modifying properties including robust LDL-C reduction but also suggesting a potential role in reducing neurodegenerative risk. Most recently, we announced positive data from a prespecified Alzheimer’s disease (“AD”) biomarker analysis in the BROADWAY trial. Over a 12-month period, key plasma markers associated with Alzheimer’s pathology were observed to be lower in patients with atherosclerotic cardiovascular disease (“ASCVD”) who received obicetrapib compared to those who received placebo. These findings point to the possibility that obicetrapib may address the converging pathways of cardiovascular and neurovascular disease with a single, oral therapy.”

“We are also expanding our clinical program with the launch of the Phase 3 RUBENS trial planned for later this year, which will evaluate obicetrapib in combination with ezetimibe in patients with type 2 diabetes and metabolic syndrome that require additional lowering of LDL-C despite treatment with available therapy. In parallel, we are focused on building out our commercial capabilities to support the potential launch of obicetrapib, if approved,” continued Dr. Davidson. “On the regulatory front, our EMA application through our partner Menarini remains on track. With a solid foundation and strong balance sheet, we believe we are well-positioned to create long-term value for our stakeholders and deliver a novel, first-in-class LDL-C lowering therapy to millions of patients worldwide.”

Clinical Development Updates

NewAmsterdam is developing obicetrapib, an oral, low-dose and once-daily cholesteryl ester transfer protein (“CETP”) inhibitor, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated.

•
In May 2025, NewAmsterdam presented late-breaking data from the BROADWAY and TANDEM pivotal trials at the European Atherosclerosis Society Congress, with simultaneous publications in The New England Journal of Medicine (BROADWAY) and The Lancet (TANDEM).
•
In June 2025, NewAmsterdam announced positive topline data from the prespecified AD biomarker analysis in the BROADWAY clinical trial. The pre-specified analysis was conducted to assess the effect of obicetrapib on plasma biomarkers of AD in both the full analysis set and in patients carrying the apolipoprotein E4 (“ApoE4”) gene, based on phenotypic analysis.
o
NewAmsterdam observed statistically significant reductions in p-tau217, a key biomarker of AD pathology, in both the full analysis set (p<0.002, n=1,515) and in ApoE4 carriers (p=0.0215, n=367),

which NewAmsterdam believes support an emerging link between CETP-inhibition and neurodegeneration.
•
In July 2025, NewAmsterdam announced additional results from the prespecified AD biomarker analysis in the BROADWAY trial, presented at the 2025 Alzheimer’s Association International Conference (“AAIC”), which NewAmsterdam believes further support the potential of obicetrapib to modify key biomarkers of AD pathology over a 12-month period in patients with ASCVD.
o
In ApoE4/E4 carriers, the highest risk category for Alzheimer’s disease, obicetrapib was observed to reduce p-tau217 levels by 20.5%, over 12 months, compared to placebo (p=0.010, n=29).

Upcoming Milestones and Ongoing Trials:

Following the successful completion and positive topline results of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials, NewAmsterdam plans to announce additional data from these trials over the course of 2025 relating to obicetrapib and the fixed-dose combination (“FDC”) of obicetrapib plus ezetimibe.

The following Phase 3 trials are currently ongoing:

•
PREVAIL Phase 3 trial: PREVAIL is a cardiovascular outcomes trial (“CVOT”) evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.
•
REMBRANDT Phase 3 trial: The trial will utilize coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque. The placebo-controlled, double-blind, randomized, Phase 3 trial is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, to assess the impact of the obicetrapib 10 mg plus ezetimibe 10 mg FDC daily on coronary plaque and inflammation characteristics. The study is expected to enroll 300 patients.

Corporate Updates

•
In June 2025, NewAmsterdam hosted an R&D Day event featuring presentations from Company management to discuss obicetrapib’s clinical development path and NewAmsterdam’s plans for commercial readiness and strategy.
•
In July 2025, NewAmsterdam hosted a conference call at AAIC 2025, featuring a discussion with both key opinion leaders and Company management to discuss the results from the prespecified AD biomarker analysis in the BROADWAY trial.

Second Quarter Financial Results

•
Cash Position: As of June 30, 2025, NewAmsterdam recorded cash, cash equivalents and marketable securities of $783.3 million, compared to $834.2 million as of December 31, 2024. The decrease was primarily driven by ongoing operating expenditures.
•
Revenue: NewAmsterdam recognized $19.1 million in revenue for the quarter ended June 30, 2025, compared to $2.3 million in the same period in 2024. The increase was primarily attributable to the recognition of $16.1 million of revenue related to the second installment of development cost contributions under the license agreement with Menarini.
•
Research and Development (“R&D”) Expenses: R&D expenses were $27.5 million in the quarter ended June 30, 2025, compared to $38.4 million for the same period in 2024. This decrease was primarily due to a decrease in clinical expenses, partially offset by an increase in personnel expenses, including share-based compensation, non-clinical expenses related to pipeline expansion and product lifecycle management, and regulatory expenses primarily driven by the preparation and planned submission of regulatory applications for obicetrapib. Share-based payment expenses included with R&D expenses totaled $5.1 million in the quarter ended June 30, 2025, compared to $3.0 million for the same period in 2024.
•
Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $27.3 million in the quarter ended June 30, 2025, compared to $16.5 million for the same period in 2024. This increase was primarily due to an increase in personnel costs, including share-based compensation, investments in marketing and communications capabilities to support the Company's planned commercial launch of obicetrapib, if approved, and an increase in costs related to the Company's intellectual property primarily driven by worldwide patent filings. Share-based payment expenses included with SG&A expenses totaled $10.1 million in the quarter ended June 30, 2025, compared to $5.3 million for the same period in 2024.
•
Net loss: Net loss for the quarter ended June 30, 2025, was $17.4 million, compared to net loss of $39.0 million for the same period in 2024. The individual components of the change are described above in addition to non-cash losses related to changes in the fair value of our derivative liabilities.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (“LLTs”). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

Alzheimer’s Analysis

In BROADWAY, a pre-specified analysis was designed to assess plasma biomarkers of Alzheimer’s disease (“AD”) in patients enrolled in the BROADWAY trial and evaluated the effects of longer duration of therapy (12 months) with a prespecified population of ApoE3/4 or 4/4 carriers, based on phenotypic analysis. The analysis included 1,727 patients, including 367 ApoE4 carriers, whose ApoE status was able to be determined. Because this analysis was based on a subset of patients from BROADWAY (which was designed to evaluate LDL-C reductions in an ASCVD and/or HeFH population), the AD analysis was not controlled for baseline differences between the treatment and placebo populations. The absolute and percent change over 12 months in p-tau217, a key biomarker of AD pathology, was measured among patients with baseline and end of study datapoints above the lower limit of quantitation. Additional outcome measures included NFL, GFAP, p-tau181, and Aβ42/40 ratio absolute and percent change over 12 months. NewAmsterdam observed statistically significant lower absolute changes in p-tau217 compared to placebo over 12 months in both the full analysis set (p=0.0019; n= 1,515) and in ApoE4 carriers (p=0.0215; n=367) as well as favorable trends in the other AD biomarkers. Although a safety analysis was not performed in the AD study population, in BROADWAY obicetrapib was observed to be well-tolerated, with safety results comparable to placebo.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage clinical biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. The Company seeks to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple Phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans; the Company’s commercial opportunity; the therapeutic and curative potential of the Company’s product candidates; the Company’s clinical trials and the timing for commencing trials, enrolling patients and completing trials; the timing and forums for announcing data; the achievement and timing of regulatory filings and approvals; and plans for commercialization. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidates and the timing of expected regulatory and business milestones, including potential commercialization; whether topline, initial or preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of our product candidates, if approved; the potential for varying interpretation of the results of clinical trials and analyses; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions; and those risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in the Company’s most recent Form 10-K, Form 10-Q and other public filings with the Securities and Exchange Commission, which are available at www.sec.gov. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; risks associated with the Company’s efforts to commercialize its product candidates; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; and ability to continue to source the raw materials for the Company’s product candidates. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Real Chemistry on behalf of NewAmsterdam

Christian Edgington

P: 1-513-310-6410

cedgington@realchemistry.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Balance Sheet

(Unaudited)

	June 30, 2025	December 31, 2024
(In thousands of USD)
Assets
Current assets:
Cash and cash equivalents	563,864	771,743
Prepayments and other receivables	30,688	24,272
Employee receivables	—	4,951
Marketable securities, current	175,298	62,447
Total current assets	769,850	863,413
Marketable securities, net of current portion	44,172	—
Property, plant and equipment, net	312	242
Operating right of use asset	308	431
Intangible assets	470	534
Total assets	815,112	864,620
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	5,895	4,744
Accrued expenses and other current liabilities	9,460	13,608
Deferred revenue, current	—	6,008
Lease liability, current	225	246
Derivative earnout liability, current	—	44,798
Derivative warrant liabilities	20,932	37,514
Total current liabilities	36,512	106,918
Lease liability, net of current portion	103	202
Total liabilities	36,615	107,120
Commitments and contingencies (Note 12)
Shareholders' Equity (deficit):
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 112,509,914 and 82,469,768 shares issued and outstanding as at June 30, 2025 and December 31, 2024, respectively	14,014	13,444
Additional paid-in capital	1,375,618	1,298,160
Accumulated loss	(615,462)	(558,571)
Accumulated other comprehensive income	4,327	4,467
Total shareholders' equity	778,497	757,500
Total liabilities and shareholders' equity	815,112	864,620

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
(In thousands of USD, except per share amounts)
Revenue	19,145	2,279	22,123	3,680
Operating expenses:
Research and development expenses	27,516	38,379	72,267	80,809
Selling, general and administrative expenses	27,264	16,475	54,416	30,928
Total operating expenses	54,780	54,854	126,683	111,737
Operating loss	(35,635)	(52,575)	(104,560)	(108,057)
Other income (expense):
Interest income	7,055	4,870	14,406	7,953
Fair value change – earnout	—	3,096	3,992	(5,606)
Fair value change – warrants	2,590	6,596	16,352	(23,652)
Foreign exchange gains/(losses)	8,626	(994)	12,919	(3,412)
Loss before tax	(17,364)	(39,007)	(56,891)	(132,774)
Income tax expense	—	—	—	—
Loss for the period	(17,364)	(39,007)	(56,891)	(132,774)
Other comprehensive income/(loss)
Unrealized gain/(loss) on available-for-sale securities, net of tax	(107)	—	(140)	—
Total comprehensive loss for the period, net of tax	(17,471)	(39,007)	(57,031)	(132,774)

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Mezzanine Equity and Shareholders' Equity

(Unaudited)

(In thousands of USD, except share amounts)	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance at December 31, 2023	82,469,768	10,173	590,771	(316,973)	4,422	288,393
Issuance of Ordinary Shares and Pre-Funded Warrants, net of issuance costs	5,871,909	759	189,207	—	—	189,966
Exercise of warrants	926,698	121	19,674	—	—	19,795
Exercise of stock options	452,461	60	(609)	—	—	(549)
Share-based compensation	—	—	7,965	—	—	7,965
Total loss and comprehensive loss for the period	—	—	—	(93,767)	—	(93,767)
As at March 31, 2024	89,720,836	11,113	807,008	(410,740)	4,422	411,803
Exercise of warrants	294,521	38	6,268	—	—	6,306
Share-based compensation	—	—	8,337	—	—	8,337
Total loss and comprehensive loss for the period	—	—	—	(39,007)	—	(39,007)
As at June 30, 2024	90,015,357	11,151	821,613	(449,747)	4,422	387,439

Balance at December 31, 2024	108,064,340	13,444	1,298,160	(558,571)	4,467	757,500
Issuance of Earnout Shares	1,743,136	226	40,581	—	—	40,807
Exercise of Pre-Funded Warrants	1,293,938	162	(162)	—	—	—
Exercise of warrants	15,942	2	410	—	—	412
Exercise of stock options	909,140	116	2,875	—	—	2,991
Vesting of RSUs	142,795	18	(18)	—	—	—
Share-based compensation	—	—	15,213	—	—	15,213
Total loss and comprehensive loss for the period	—	—	—	(39,527)	(33)	(39,560)
As at March 31, 2025	112,169,291	13,968	1,357,059	(598,098)	4,434	777,363
Exercise of warrants	100	—	2	—	—	2
Exercise of stock options	340,317	46	3,378	—	—	3,424
Vesting of RSUs	206	—	—			—
Share-based compensation	—	—	15,179	—	—	15,179
Total loss and comprehensive loss for the period	—	—	—	(17,364)	(107)	(17,471)
As at June 30, 2025	112,509,914	14,014	1,375,618	(615,462)	4,327	778,497

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2025	2024
(In thousands of USD)
Operating activities:
Loss for the period	(56,891)	(132,774)
Non-cash adjustments to reconcile loss before tax to net cash flows:
Depreciation and amortization	97	34
Non-cash rent expense	3	3
Fair value change - derivative earnout and warrants	(20,344)	29,258
Foreign exchange (gains)/losses	(12,919)	3,412
Amortization of premium/discount on available-for-sale debt securities	(985)	—
Share-based compensation	30,392	16,208
Changes in working capital:
Changes in prepayments and other receivables	(5,830)	(8,276)
Changes in accounts payable	1,860	(11,656)
Changes in accrued expenses and other current liabilities	(3,514)	(1,110)
Changes in deferred revenue	(6,008)	(3,680)
Net cash used in operating activities	(74,139)	(108,581)
Investing activities:
Purchase of property, plant and equipment, including internal use software	(104)	(594)
Maturities of available-for-sale debt securities	37,163	—
Purchases of available-for-sale debt securities	(193,340)	—
Net cash used in investing activities	(156,281)	(594)
Financing activities:
Proceeds from February 2024 offering of Ordinary Shares and Pre-Funded Warrants	—	190,481
Transaction costs on February 2024 issue of Ordinary Shares and Pre-Funded Warrants	—	(515)
Transaction costs on December 2024 issue of Ordinary Shares and Pre-Funded Warrants	(1,586)	—
Proceeds from exercise of warrants	184	13,421
Proceeds from exercise of options	11,346	440
Payment of withholding taxes related to net share settlement of exercised options	—	(989)
Net cash provided by financing activities	9,944	202,838
Net change in cash	(220,476)	93,663
Foreign exchange differences	12,597	(3,405)
Cash at the beginning of the period	771,743	340,450
Cash at the end of the period	563,864	430,708
Noncash financing and investing activities
Right-of-use assets obtained in exchange for new operating lease liabilities	—	562
Issuance of earnout shares	40,807	—